Exhibit 10.2

TRANSITION AND CONSULTING AGREEMENT

THIS TRANSITION AND CONSULTING AGREEMENT (“Agreement”), dated as of July 26, 2022, is made by and between Digital Realty Trust, Inc. (“REIT”), DLR LLC (together with the REIT, “Company”), and David Ruberg (“Executive”).

WHEREAS, pursuant to that certain Amended Management Agreement, dated as of January 4, 2021, by and between the Company, Executive, and InterXion (together with all exhibits and annexes thereto, the “AMA”), Executive served the Company in the role of EVP, Strategic Advisor of the Company and served InterXion II B.V., an indirect subsidiary of the Company (“InterXion”), in the role of statutory director thereof;

WHEREAS, pursuant to the terms of the AMA, as of June 30, 2022 (“Transition Date”), the AMA terminated in accordance with its terms;

WHEREAS, effective as of the Transition Date, the Company and Executive mutually agreed to extend Executive’s employment with the Company on an at-will basis on the same terms and conditions as then in effect and the Company and Executive now mutually agree to terminate Executive’s employment as of the date of this Agreement (“Termination Date”); and

WHEREAS, in connection with Executive’s termination of employment on the Termination Date, the Company wishes to secure the services of Executive as a consultant to the Company upon the terms and subject to the conditions set forth herein, and Executive wishes to render such services to the Company upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Termination of AMA; Termination of Employment.

a.Termination of AMA; Resignation as Statutory Director. Executive and the Company hereby acknowledge that, effective as of the Transition Date, the AMA (including, for clarity, the Severance Terms attached as Exhibit A thereto) expired and terminated in accordance with its terms and Executive has no further rights thereunder; provided, that (i) Executive’s right to a pro rata part of his bonus for 2022 pursuant to Section 4.1 of the AMA, (ii) Articles 7 (Tax), 8 (Non-Competition / Non-Solicitation), 9 (Non-Disclosure), 10 (Documents), 12 (ECCA, Applicable Policies and Gifts), and 13.6 (Arbitration) of the AMA, and (iii) that certain Employee Confidentiality and Covenant Agreement between Executive and the Company dated January 3, 2021 (“ECCA”) shall, in each case, remain in full force and effect in accordance with their respective terms. In connection with the expiration and termination of the AMA as of the Transition Date and the termination of Executive’s employment with the Company as of the Termination Date, (w) effective as of the Transition Date, Executive is deemed to have resigned from all offices, directorships, and other employment positions then held with InterXion, including his position as statutory director of InterXion, (x) effective as of the Termination Date, Executive shall cease to serve as an employee and officer of the Company and any of its affiliates; (y) contemporaneously with the execution of this Agreement, Executive shall confirm in writing to the Company and InterXion that he has resigned from his position at InterXion in such form as attached to this Agreement as Exhibit A, and (z) Executive shall take all actions reasonably requested by the Company to effectuate the foregoing, including where necessary to confirm separately in writing his resignation from each of the separate positions and directorships at the Company and InterXion, and to deregister Executive as statutory director of InterXion from the registers concerned, including the Dutch Trade Register of the Chamber of Commerce. Executive hereby acknowledges and agrees that nothing contained in this Agreement (including, without limitation, (A) the termination of the AMA on the Transition Date, (B) the termination of Executive’s employment on the Termination Date, and/or (C) the termination of the Consulting Services, the expiration of the Consulting Period (each, as defined below) or the Company’s election not to renew or extend Executive’s employment or the Consulting Period), nor any action taken by the Company in connection therewith, shall constitute an event giving rise to “Good Reason” (or any similar right) or a termination of Executive’s employment or service by the Company without “Cause” (or any similar term) for purposes of any Company plan or policy or any agreement or arrangement between Executive and the Company.

b.Accrued Obligations. The Company will pay to Executive, in a single lump-sum payment on or within thirty (30) days after the Termination Date: (x) any accrued and unpaid base salary earned through the Termination Date, subject to standard payroll deductions and withholdings; and (y) all unreimbursed business expenses incurred by Executive through the Termination Date, if any, for which he seeks reimbursement, subject to Executive submitting to the Company his final documented expense reimbursement statement within 10 days of the Termination Date. The Company will reimburse Executive for any such expenses pursuant to its regular business policies and practices.

c.Obligations of the Company Upon Termination of Employment. Notwithstanding anything set forth in the AMA, other than as set forth in this Section 1 or in Section 4 below, Executive shall not be entitled to any further payments or benefits in connection with or following such termination of Executive’s employment.

d.Return of Company Property. On or before the Termination Date, except as otherwise determined by the Company, Executive shall return to the Company all Company documents (and all copies thereof) and other Company property in their possession or control, including, but not limited to: Company files, correspondence, memoranda, notes, notebooks, books, records, plans, forecasts, reports, proposals, agreements, financial information, personnel information, marketing information, research and development information, information regarding business contacts, customers, vendors, strategies, information regarding potential, pending or completed transactions (including, without limitation, mergers, acquisitions, joint ventures and other partnerships), products, computer-recorded information, databases, computer programs, tangible property and equipment, credit cards, entry cards, keys, computer access codes, and any other materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). Executive shall make a diligent search to locate any such documents, property, and information. In addition, if Executive has used any non-Company computer, server, or e-mail system to receive, store, review, prepare, or transmit any Company confidential or proprietary data, materials, or information, he shall immediately provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems. Executive agrees to provide the Company with a written certification verifying that the necessary copying and/or deletion has been completed.

2.Consulting Services.

a.Consulting Period. During the period commencing on the Termination Date and ending on June 30, 2023 (the “Initial Consulting Termination Date”) or such earlier date on which Executive’s consulting relationship is terminated as provided herein (such period, the “Consulting Period”), Executive shall provide up to ten (10) hours per week of such consulting services as may be assigned to him by the Chief Executive Officer of the Company from time to time or as otherwise as may be mutually agreed by and between the Company and Executive (in any case, the “Consulting Services”). If not previously terminated in accordance with this Section 2, the Consulting Period shall automatically be extended for additional one (1)-year periods on each of (i) the Initial Consulting Termination Date and (ii) on each anniversary thereof, unless Executive or the Company elects not to so extend the Consulting Period by notifying the other party, in writing, of such election not less than sixty (60) days prior to the expiration of the then-current Consulting Period. The Consulting Services shall be provided at such times and locations as mutually agreed by Executive and the Company. During the Consulting Period, Executive shall comply with all applicable policies and procedures of the Company (including, without limitation, technology use, confidentiality, background check, and work authorization policies and procedures). The Company shall reimburse Executive for expenses actually incurred or paid by Executive during the Consulting Period in connection with the Consulting Services, subject to proper substantiation of such expenses; provided, however, that Executive shall not be authorized to incur any such expenses (including any travel expenses) without prior written approval from the Company.

b.Termination of Consulting Services. The Consulting Services and consulting relationship established hereby may not be terminated by either party hereto during the Consulting Period, other than (i) by the Company for Cause (as defined below), (ii) by mutual agreement of the Company and Executive, (iii) by Executive for any reason or no reason, or (iv) by reason of a non-renewal or non-extension of the Consulting Period in accordance with Section 2(a) above. For purposes of this Agreement, “Cause” will be determined in the reasonable discretion of the Company, and will include, without limitation, the following: (i) failure by Executive to exercise a reasonable level of skill and efficiency in performing the Consulting Services; (ii) misconduct by Executive which injures the general reputation of the Company or its subsidiaries or affiliates or interferes with contracts or operations of the Company or its subsidiaries or affiliates; (iii) Executive’s conviction of, or entry of a guilty or no contest plea to, a felony or any crime involving moral turpitude; (iv) fraud, misrepresentation, or breach of trust by Executive in the course of their services which adversely affects the Company or its subsidiaries or affiliates; (v) Executive’s willful or gross misconduct in the performance of the Consulting Services that results in economic or other injury to the Company or its subsidiaries or affiliates; (vi) a breach of the Restrictions (as defined below); or (vii) a breach by Executive of any of their obligations under this Agreement.

c.Obligations of the Company Upon Termination of Consulting Period. Upon the termination of the Consulting Services for any reason, the continued vesting of Executive’s Equity Awards (as defined below) under this Agreement shall cease as of the applicable date of such termination. Executive further acknowledges and agrees that the continued vesting of the Equity Awards does not constitute a bonus or raise, and that Executive is not being required by the Company to sign this Agreement, or the Release (as defined below) in exchange for a bonus or raise, or as a condition of employment or continued employment.

3.Certain Acknowledgements.
a.Right to Receive/Retain Payments and Benefits. Executive’s compliance with the terms of this Agreement (including any agreements or covenants cross-referenced herein) and execution and non-revocation of any of the Releases in accordance with Section 5 below is a condition to Executive’s right to continued vesting of the Equity Awards as set forth in Section 4 below. If Executive violates or breaches this Agreement (including any agreements or covenants cross-referenced herein), does not execute or revokes or breaches any Release, or if the Company terminates Executive’s Consulting Services for Cause, the Company shall not be obligated to provide Executive with the continued vesting of the Equity Awards in accordance with Section 4 below.

b.Adequate Consideration. Executive acknowledges and agrees that the continued vesting of the Equity Awards as set forth in Section 4 below constitutes adequate legal consideration, which Executive is not otherwise entitled to by law or contract, in exchange for the promises and representations made by Executive in this Agreement.

4.Treatment of Equity Awards. Executive represents and acknowledges that except as set forth on Exhibit B attached hereto, Executive holds no outstanding equity or equity-linked awards with respect to the REIT, Digital Realty Trust, L.P. (“Operating Partnership”), or any affiliate thereof as of the date hereof, or any other rights to acquire stock or equity interests of any such entity (the awards set forth on Exhibit B, the “Equity Awards”). In consideration of, and subject to and conditioned upon, Executive’s execution and non-revocation of the Release in accordance with Section 5 below and Executive’s continued compliance with the terms and conditions of this Agreement (including without limitation, the covenants contained or referred to in Section 6 below (“Restrictions”)), the Company, the Operating Partnership, and Executive agree that each outstanding Equity Award held by Executive as of the Termination Date shall continue to vest during the Consulting Period in accordance with the terms of the applicable award agreement evidencing such Equity Award (each, an “Award Agreement”). The Equity Awards, to the extent not vested as of the conclusion of the Consulting Period, shall, automatically and without further action, terminate and be cancelled without consideration therefor, and Executive shall have no further right or interest therein.

5.Release of Claims and Notice of Rights. Executive acknowledges and agrees that the opportunity to enter into this Agreement and Executive’s right to the continued vesting of the Equity Awards as set forth in Section 4 above are subject to and conditioned upon Executive’s execution, delivery, and non-revocation of a general release of claims in a form prescribed by the Company (“Release”) in accordance with this Section 5. Executive shall execute and deliver a

Release within twenty-one (21) days following each of the Termination Date and the date on which the Consulting Services terminate in accordance with this Agreement. The parties agree that nothing in this Agreement shall be construed to limit Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local government agency or commission (“Government Agencies”). Further, the parties agree that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies.

6.Restrictive Covenants.
a.Confidentiality. Executive agrees that during the Consulting Period and thereafter, he will not, directly or indirectly, disclose, or appropriate to their own use or the use of any third party, any trade secret or confidential information concerning the REIT, the Operating Partnership, or their respective subsidiaries or affiliates (collectively, “Digital Group”) or their businesses, whether or not developed by Executive, except as required in connection with Executive’s performance of the Consulting Services. Executive further agrees that, upon termination of the consulting relationship hereunder, he will not receive or remove from the files or offices of the Digital Group any originals or copies of documents or other materials (physical, electronic, or otherwise) maintained in the ordinary course of business of the Digital Group, and that he will return any such documents or materials (physical, electronic, or otherwise) otherwise in their possession. Executive further agrees that, upon termination of the consulting relationship, he will maintain in strict confidence the projects in which any member of the Digital Group is involved or contemplating.

The federal Defend Trade Secrets Act of 2016 (“Act”) provides immunity from liability in certain circumstances to employees, contractors, and consultants for limited disclosures of Digital Group “trade secrets,” as defined by the Act. Specifically, employees, contractors, and consultants may disclose trade secrets: (1) in confidence, either directly or indirectly, to a federal, state, or local government official, or to an attorney, “solely for the purpose of reporting or investigating a suspected violation of law,” or (2) “in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Additionally, employees, contractors, and consultants who file lawsuits for retaliation by an employer for reporting a suspected violation of law may use and disclose related trade secrets in the following manner: (1) the individual may disclose the trade secret to their attorney, and (2) the individual may use the information in the court proceeding, as long as the individual files any document containing the trade secret under seal and does not otherwise disclose the trade secret “except pursuant to court order.”

b.Non-Solicitation of Customers and Suppliers. Executive agrees that during the Consulting Period, he will not, directly or indirectly, solicit, induce, or encourage any customer, vendor, or other party doing business with any member of the Digital Group to terminate or limit their existing contractual relationships with the Digital Group or such member or transfer their business from the Digital Group or such member, and he will not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

c.Non-Competition. Executive covenants and agrees that during the Consulting Period, he shall not, directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, or otherwise with, any profit or nonprofit business or organization which, directly or indirectly competes with, or in any way interferes with, the business of the Company in any jurisdiction within 50 miles of where the Company has business operations. Notwithstanding the foregoing, this covenant shall not prohibit the mere passive ownership of less than five percent (5%) of the outstanding stock of any publicly traded corporation, provided that Executive is not otherwise in violation of this covenant.

d.Non-Disparagement. Executive agrees that during the Consulting Period and thereafter, he will not make any statement, publicly or privately, which disparages or would reasonably be expected to disparage the Digital Group or any of its employees, officers, or directors. The Company agrees to instruct its executive officers and directors not to make, during the Consulting Period and thereafter, any statement, publicly or privately, which disparages or would reasonably be expected to disparage Executive. Nothing contained in this Section, in any way, restricts or impedes Executive from exercising Executive’s rights under Section 7 of the National Labor Relations Act, from testifying truthfully in any legal proceeding, including, but not limited to responding to any inquiries made by the EEOC or any government agency.

e.ECCA. Executive acknowledges and agrees that he has executed the ECCA, a copy of which is attached hereto as Exhibit C, and that such agreement shall remain in full force and effect in accordance with its terms.

f.Interpretation. In the event the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

7.Cooperation.

a.During the Consulting Period, and thereafter, Executive shall cooperate with the Digital Group, upon the reasonable request of the Company, with respect to any internal investigation or administrative, regulatory, or judicial proceeding involving matters that arose during Executive’s employment or consultancy with the Company (including, without limitation, Executive being available to the Digital Group upon reasonable notice for interviews and factual investigations, appearing at the reasonable request of the Company to give testimony without requiring service of a subpoena or other legal process, and turning over to the Digital Group all relevant Digital Group documents which are or may have come into Executive’s possession during their employment or consultancy); provided, however, that any such request by the Company shall not be unduly burdensome or unreasonably interfere with Executive’s personal schedule or ability to engage in gainful employment and the Company shall reimburse Executive for any actual, reasonable, out-of-pocket expenses incurred in connection with providing any such cooperation.

b.Nothing herein is intended to be or will be construed to prevent, impede, or interfere with Executive’s right to respond accurately and fully to any question, inquiry, or request for information regarding the Digital Group or his employment with the Company when required by legal process, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any federal, state, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Executive is not required to contact the Digital Group regarding the subject matter of any such communications before they engage in such communications. Executive further understands that nothing in this Agreement waives Executive’s right to testify before an administrative, legislative, or judicial proceeding pursuant to a court order, subpoena, or written request from an administrative agency concerning alleged criminal conduct or alleged sexual harassment on the part of any party to this Agreement, or their agents or employees.

8.References. Following the date hereof, any and all inquiries made by outside third parties concerning the employment of Executive by the Company shall be directed to Cindy Fiedelman, Chief Human Resources Officer. The Company agrees that if contacted by a prospective employer of Executive, it will only verify dates of employment and job classification held by Executive.

9.Independent Contractor. The Company and Executive expressly agree that, during the Consulting Period, Executive shall be solely an independent contractor and neither Executive nor any principal, employee, or contractor of Executive shall be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. Nothing in this Agreement shall establish an agency, partnership, joint venture, or employee relationship between the Company and Executive, and Executive shall not represent himself as an employee or officer of the Company. The Company and Executive agree and acknowledge that neither party hereto renders legal, tax, or accounting advice to the other party. Without limiting the generality of the foregoing, during the Consulting Period, the Company shall not provide Executive or any principal, employee, or contractor of Executive with, and no such individual shall be eligible to receive from the Company under any Company plan, any benefits, including without limitation, any pension, health, welfare, retirement, workers’ compensation, or other insurance benefits. Executive shall be solely responsible for all taxes arising in connection with the payment of the continued vesting of the Equity Awards in respect of the Consulting Services (as set forth in Section 4 above), including, without limitation, any and all federal, state, local and foreign income, and employment taxes.

10.No Assignment. This Agreement and the rights and duties hereunder are personal to Executive and may not be assigned, delegated, transferred, or pledged by Executive. Executive hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge, or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company or (b) to any third party in connection with (i) the sale, transfer, or other disposition of all or substantially all of the assets of the Company or (ii) a merger, consolidation, or other similar corporate transaction involving the Company.

11.Indemnification. Without limiting any other right of indemnification, contribution, or recovery, if the Company or its officers, directors, employees, or agents incur any liability or expense as a result of any claim that arises from Executive’s negligent performance of the Consulting Services, Executive shall indemnify the Company, its officers, directors, employees, and agents and hold each of them harmless against all such liability or expense, including reasonable attorney’s fees.

12.Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by email or registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

If to the Company:

Digital Realty Trust, Inc.

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX 78735

Attn: General Counsel

legalnotices@digitalrealty.com

If to Executive, to their most recent address on the Company’s books and records.

13.Miscellaneous.

a.Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of Florida, without reference to the principles of conflicts of law therein or any other jurisdiction, and where applicable, the laws of the United States.

b.Arbitration. Except to the extent otherwise provided in the ECCA or any other agreement containing Restrictions, any disagreement, dispute, controversy, or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination, or invalidity thereof shall be settled by final and binding arbitration before a single neutral arbitrator. Arbitration shall be administered by JAMS in Austin, Texas, unless otherwise agreed by the Parties, in accordance with the then existing JAMS Employment Arbitration Rules and Procedures. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement, and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state referenced in Section 13(a) of this Agreement, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party will pay the fees for his, her or its own attorneys, subject to any fee-shifting statutes that govern the claims at issue in arbitration. However, in all cases where required by law, the Company will pay the arbitrator’s and the arbitration fees. If under applicable law the Company is not required to pay all of the arbitrator’s and/or the arbitration fees, such fee(s) will be apportioned between the parties by the arbitrator in accordance with said applicable law, and any disputes in that regard will be resolved by the arbitrator.

c.Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing signed by Executive and the Company. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

d.Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any benefit, rights, remedies, obligations, or liabilities under or by reason of this Agreement.

e.No Authority to Bind the Company. Following the date hereof, Executive shall have no authority to, and Executive shall not, (i) enter into any contract or agreement on behalf of the Company or otherwise bind or commit the Company or (ii) except as expressly authorized herein, incur any expense or liability on behalf of the Company.

f.Enforcement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

g.Construction. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation.

h.Entire Agreement. The terms of this Agreement (together with the ECCA, and any other agreements and instruments contemplated hereby or referred to or incorporated herein) are, as of the date hereof, intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. As of the date hereof, this Agreement shall supersede all undertakings or agreements, whether written or oral, previously entered into by Executive and the Company or any predecessor thereto or affiliate thereof with respect to the subject matter hereof (including, without limitation, the AMA, except as expressly provided herein). References in this Agreement to “this Agreement” and/or “herein” shall include all annexes and exhibits hereto.

i.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

j.Consultation with Counsel. Executive acknowledges that Executive has been given at least five (5) days to consult an attorney regarding this Agreement. If Executive signs this Agreement prior to the end of the five-business day period, Executive acknowledges that Executive’s decision to accept such shortening of time is knowing and voluntary and was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to Executive.

14.No Other Payments Due. Executive acknowledges that, except as provided in Section 1.a, Executive has been paid all wages or other compensation, including, but not limited to accrued, unused vacation benefits, incentives, or bonuses, that Executive has earned or become entitled to during Executive’s employment with the Company through the date Executive executes this Agreement. Executive agrees that Executive does not have knowledge of any potential or actual dispute with the Company about any unpaid wages or compensation which Executive believes Executive is entitled to but has not been paid as of the date Executive executes this Agreement. Executive understands and acknowledges that Executive shall not be entitled to any payments or benefits from the Company other than those expressly set forth in Sections 1 and 4 above (as applicable).

15.Representation Concerning Filing of Legal Actions. Executive represents and warrants that Executive does not presently have on file, and further represents that Executive will not hereafter file, any claims, grievances, actions, appeals or complaints against the Company or the Digital Group in or with any state or federal court, board or before any other tribunal or panel of arbitrators, public or private, based upon any actions occurring prior to the date of this Agreement, including but not limited to any claims arising out of the cessation of Executive’s employment or consultancy with the Company, unless otherwise permitted by law. If such an action or charge has been filed by Executive, or on Executive’s behalf, Executive agrees not to participate in any such proceeding and Executive will use Executive’s best efforts to cause it immediately to be withdrawn and dismissed with prejudice.

16.No Wrongdoing. Executive represents and warrants that prior to signing this Agreement, Executive has not committed any wrongdoing against the Company, and has not breached any Company policy or violated any rule of conduct contained in Company’s policies, and/or procedures, including but not limited to the Company’s policies on use of its corporate credit card. Executive understands that the covenant contained in this Section is a material inducement for the Company in making this Agreement, and that, any breach thereof will be deemed a material breach of this Agreement. Executive agrees that in the event of any breach of this Section, Company will have the right to recoup rescind the Agreement and any obligations to provide consideration under the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Transition and Consulting Agreement, effective as of the date first written above.

DIGITAL REALTY TRUST, INC.,

a Maryland corporation

By:  /s/ Cindy Fiedelman

Name: Cindy Fiedelman

Title: Chief Human Resources Officer

DLR LLC,

a Maryland limited liability company

By: Digital Realty Trust, L.P.,

its managing member

By: Digital Realty Trust, Inc.,

its general partner

By:  /s/ Cindy Fiedelman

Name: Cindy Fiedelman

Title: Chief Human Resources Officer

Accepted and Agreed,

/s/ David Ruberg

David Ruberg

Date: July 26, 2022

Exhibit A

Letter of Resignation from Statutory Directorship
(See Attached)

Letter of Resignation from Statutory Directorship

To:	Digital Realty Trust, Inc. DLR LLC InterXion II B.V.

Dear Company and InterXion II B.V.,

I refer to the Transition and Consulting Agreement (“Agreement”), dated as of July 26, 2022, among Digital Realty Trust, Inc. (“REIT”), DLR LLC (together with the REIT, “Company”), and myself, David Ruberg (“Executive”).

In accordance with the provisions of the AMA (article 2.4) and the Agreement, I hereby resign effective as of June 30, 2022 from my position as statutory director (statutair bestuurder) of InterXion II B.V.

I confirm that I have no claim against InterXion II B.V., other than my claims under the Agreement.

I hereby confirm that InterXion II B.V. may proceed with all the required formalities with the Trade Register and that I am available to cooperate to effect such deregistration.

Yours sincerely,

/S/ David Ruberg

David Ruberg

Exhibit B

Equity Awards

Performance-Based Equity Awards

Grant Date	Award ID	Type of Equity Award	Number of Units Awarded at Grant Date*	Number of Units Fully Vested as of Termination Date	Number of Unvested Units as of Termination Date
2/25/2021	30059	Class D Unit	16557	0	16557
2/25/2021	30059D	Class D Unit	4967	0	4967
1/1/2022	40006D	Class D Unit	1396	0	1396
1/1/2022	40006	Class D Unit	4654	0	4654
3/4/2022	40040D	Class D Unit	2,100	0	2,100
3/4/2022	40040	Class D Unit	7,002	0	7,002

* The number of performance-based units are listed at “target” amounts as of the Grant Date and will be updated upon completion of the relevant Performance Period.

Time-Based Equity Awards

Grant Date	Award ID	Type of Equity Award	Number of Units Awarded at Grant Date	Number of Vested Units as of Termination Date	Number of Unvested Units as of Termination Date
2/1/2017	11018242767	Restricted Stock Units	57888	57888	0
2/1/2018	11018243132	Restricted Stock Units	47826	47826	0
2/1/2019	11018243497	Restricted Stock Units	58130	58130	0
2/1/2020	11018243862	Restricted Stock Units	24539	24539	0
2/25/2021	30068	Profits Interest Unit	7981	1995	5986
1/1/2022	FIDLOJ18S1YTN	Profits Interest Unit	7350	0	7350

Exhibit C

Employee Confidentiality and Covenant Agreement
(See Attached)

GENERAL RELEASE OF CLAIMS

In consideration of the benefits set forth in the Transition and Consulting Agreement, dated July 26, 2022 between the undersigned, Digital Realty Trust, Inc., and DLR LLC (“Agreement”), and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Digital Realty Trust, Inc., a Maryland corporation, Digital Realty Trust, L.P., a Maryland limited partnership, and DLR LLC, a Maryland limited liability company (collectively, the “Company”), each of their subsidiaries and affiliates, and, in their capacity as such, each of their predecessors, successors, partners, directors, officers, employees, attorneys, contractors, assurers, assigns and agents of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees, or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the service relationship, employment, or termination of service or employment of the undersigned; any alleged breach of any express or implied contract of employment or other service; any alleged torts or other alleged legal restrictions on the Releasees’ rights to terminate the employment or other service of the undersigned; and any alleged violation of any federal, state, or local statute or ordinance including, without limitation, the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101 et seq.; the False Claims Act, as amended, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C. § 215 et seq.; the Sarbanes-Oxley Act of 2002; the Worker Adjustment Notification and Retaining Act; the California Labor Code (e.g., Sections 132a, 4553 et seq.); the California Fair Employment and Housing Act, as amended; the California Family Rights Act, as amended; the California Worker Adjustment Notification and Retraining Act; and all other federal, state, and local employment and civil rights laws.

Notwithstanding the foregoing, this Release shall not be construed in any way to operate to release any rights or Claims of the undersigned (i) to payments and benefits under the Agreement, (ii) to payments or benefits under any agreement between the undersigned and the Company evidencing outstanding stock options, profits interest units, or other equity-based awards in the Company held by the undersigned, (iii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract, or agreement with the Company, (iv) for indemnification and/or advancement of expenses, arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation, or other similar governing document of the Company, (v) to any rights or benefits that may not be waived pursuant to applicable law, including, without limitation, any right to unemployment insurance benefits, or (vi) to bring to the attention of the

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Equal Employment Opportunity or California Department of Fair Employment and Housing claims of discrimination, harassment, or retaliation, or (vii) to communicate directly with, cooperate with or provide information to, any federal, state, or local government regulator; provided, however, that the undersigned does release the undersigned’s right to secure damages for any alleged discriminatory, harassing, or retaliatory treatment (except that nothing in this Release shall be interpreted to prohibit or prevent the undersigned from recovering an award for filing or participating in any whistleblower complaint filed with the Securities and Exchange Commission or providing information to any other government agency).

THE UNDERSIGNED ACKNOWLEDGES THAT THEY HAVE BEEN ADVISED TO SEEK INDEPENDENT LEGAL ADVICE PRIOR TO ACCEPTING THIS RELEASE AND HAVE BEEN, OR HAVE HAD THE OPPORTUNITY TO BE, ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. In connection with such waiver and relinquishment, the undersigned hereby acknowledges that he may hereafter discover claims or facts in addition to, or different from, those which he now knows or believes to exist, but that he expressly agrees to fully, finally, and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on his behalf against the Company and/or Releasees at the time of execution of this Release.

This Release is intended to satisfy the requirements of the Older Workers Benefit Protection Act, 29 U.S.C. § 626(f).

Undersigned acknowledges and agrees that (a) Undersigned has read and understands the terms of this Release; (b) Undersigned has been given twenty-one (21) days to consider whether or not to enter into this Release (although Undersigned may elect not to use the full 21-day period at Undersigned’s option); and (c) by signing this Release, Undersigned specifically acknowledges and agrees that Undersigned knowingly and voluntarily waives all rights or claims arising under the Age Discrimination in Employment Act of 1967. This Release does not waive or release any rights or claims that Undersigned may have under the Age Discrimination in Employment Act that arise after the execution of this Release.

Undersigned may revoke Undersigned’s acceptance of this Release within seven (7) calendar days after the date Undersigned signs it. Undersigned’s revocation must be in writing and received by Jeannie Lee, EVP, General Counsel at jlee@digitalrealty.com, or 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, before the eighth day (from Undersigned’s date of execution of this Release) in order to be effective (“Revocation Period”). If mailed, the revocation must be properly addressed to the above addressee and postmarked no later than the last day of the Revocation Period. If Undersigned does not revoke acceptance of this Release within the Revocation Period, Undersigned’s acceptance of this Release shall become binding and enforceable on the eighth day (“Effective Date”).

IN WITNESS WHEREOF, the undersigned has executed this Release on July 26, 2022.

/s/ David Ruberg

David Ruberg